Exhibit 99.1

Contact:

Innovative Solutions & Support, Inc.

Relland Winand

Chief Financial Officer

610-646-0350

rwinand@innovative-ss.com

Innovative Solutions & Support, Inc. Announces Second Quarter Fiscal 2018 Financial Results

Exton, PA.  — May 9, 2018— Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (ISSC) today announced its financial results for the second quarter of fiscal 2018 ended March 31, 2018.

For the second quarter of fiscal 2018, the Company reported net sales of $3.7 million, compared to second quarter fiscal 2017 sales of $4.7 million.  The Company reported a net loss of $1.3 million, or ($0.08) per share, for the second quarter of 2018 compared to net income of $5.9 million, or $0.35 per share, in the second quarter a year ago.  Second quarter 2017 profitability benefitted from a $3.6 million reduction to selling, general and administrative expenses as well as $4.1 million in other income, both arising from the settlement of a lawsuit.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “We continue to invest in new product research and development which we believe will enable the Company to sustain growth over the long term. These efforts yielded our second STC in just the last few quarters; a standalone Autothrottle for the PC-12 that can be installed and operated without upgrading the cockpit display system, thereby proving a highly cost-effective upgrade solution. Work has begun on the development of a standalone Autothrottle for the King Air, which we believe can greatly expand our total market opportunity for Autothrottle. We expect that it should be a straightforward task to complete the development and obtain an STC on the King Air, which would then make IS&S the sole source for a standalone Autothrottle for this aircraft. In the near term we continue to focus on our strategy to increase both revenues and backlog.”

Subsequent to March 31, 2018, the company intends to use $2.4 million of cash to acquire a King Air airplane to be used in research and development activities.

At March 31, 2018, the Company had $23.4 million of cash on hand.

New orders in the second quarter of fiscal 2018 were $4.2 million and backlog as of March 31, 2018 was $3.8 million. Backlog excludes potential future sole-source production orders from products in development under the Company’s engineering development contracts, including the Pilatus PC-24, and the KC-46A, all of which the Company expects to remain in production for a decade following completion of their respective development phases. The Company expects that these contracts will add to production sales already in backlog.

Shahram Askarpour, President of IS&S, added, “The increase in both revenues and backlog in the second quarter is consistent with our expectation for steady improvement compared to the first quarter. The number of aircraft benefitting from our many products is increasing. Consequently, we continue to see an increase in repeat, intra-quarter book-and-ship business from customers, as well as solid demand for customer service arising as our installed base of products expands.

Over the last several quarters we have maintained our commitment to research and development, which has enabled us to introduce a number of new products, including the first Autothrottle for turboprops integrated with our display system, and now a standalone Autothrottle.  We are confident that our strategy to develop innovative technologies that improve safety, situational awareness and reduce the cost of operation is building long-term shareholder value.”

Six Months Results

Total sales for the six months ended March 31, 2018 were $6.8 million, compared to $ 8.0 million for the six months ended March 31, 2017. For the six months ended March 31, 2018, the net loss was $2.2 million compared to net income of $4.7 million for the first half of fiscal 2017.  Six months results for fiscal 2017 reflect the unusual items recognized in the second quarter as described above.

Conference Call

The Company will be hosting a conference call on Thursday, May 10, 2018 at 10:00 a.m. ET to discuss these results and its business outlook. Please use the following dial in number to register your name and company affiliation for the conference call: 877-883-0383 and enter the PIN Number 2478592. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES TO FOLLOW

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

	March 31,	September 30,
	2018	2017
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$23,438,543	$24,680,301
Accounts receivable	2,373,627	2,748,597
Unbilled receivables	926,629	1,480,822
Inventories	4,440,542	4,179,654
Prepaid expenses and other current assets	951,249	1,092,064
Total current assets	32,130,590	34,181,438
Property and equipment, net	6,588,808	6,669,011
Other assets	185,700	187,315
Total assets	$38,905,098	$41,037,764

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,390,535	$1,321,251
Accrued expenses	1,554,859	1,760,037
Deferred revenue	220,245	280,354
Total current liabilities	3,165,639	3,361,642
Non-current deferred income taxes	129,574	67,742
Total liabilities	3,295,213	3,429,384
Commitments and contingencies (See Note 6)
Shareholders’ equity
Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at March 31, 2018 and September 30, 2017	$—	$—
Common stock, $.001 par value: 75,000,000 shares authorized, 18,937,050 and 18,879,580 issued at March 31, 2018 and September 30, 2017, respectively	18,937	18,880
Additional paid-in capital	51,783,779	51,583,841
Retained earnings	5,175,706	7,374,196
Treasury stock, at cost, 2,096,451 shares at March 31, 2018 and September 30, 2017	(21,368,537)	(21,368,537)
Total shareholders’ equity	35,609,885	37,608,380
Total liabilities and shareholders’ equity	$38,905,098	$41,037,764

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2018	2017	2018	2017

Gross sales	$3,727,204	$4,751,731	$6,815,188	$8,575,778
Returns and allowances	—	(97,829)	—	(556,009)
Net Sales	3,727,204	4,653,902	6,815,188	8,019,769

Cost of sales	2,082,347	2,302,431	3,675,616	4,130,483

Gross profit	1,644,857	2,351,471	3,139,572	3,889,286

Operating expenses:
Research and development	1,031,622	1,069,009	1,955,343	2,154,997
Selling, general and administrative	1,756,746	(1,703,456)	3,379,301	343,666
Total operating expenses	2,788,368	(634,447)	5,334,644	2,498,663

Operating (loss) income	(1,143,511)	2,985,918	(2,195,072)	1,390,623

Interest income	11,681	9,947	21,305	19,823
Other income	15,664	4,140,210	37,096	4,159,326
(Loss) income before income taxes	(1,116,166)	7,136,075	(2,136,671)	5,569,772

Income tax expense	200,705	1,205,650	61,819	834,319

Net (loss) income	$(1,316,871)	$5,930,425	$(2,198,490)	$4,735,453

Net loss per common share:
Basic	$(0.08)	$0.35	$(0.13)	$0.28
Diluted	$(0.08)	$0.35	$(0.13)	$0.28

Weighted average shares outstanding:
Basic	16,800,244	16,735,503	16,791,687	16,725,759
Diluted	16,800,244	16,847,059	16,791,687	16,835,756